SCHEDULE OF SUBSIDIARIES OF GABLES REALTY LIMITED PARTNERSHIP

                                   JURISDICTION OF                  OTHER NAMES UNDER WHICH
SUBSIDIARY                          ORGANIZATION                   SUBSIDIARY DOES BUSINESS
----------                          ------------                   ------------------------
Central Apartment Management, Inc.    Texas                        Gables Residential Services and
                                                                   Gables Corporate Accommodations

East Apartment Management, Inc.       Georgia                      Gables Residential Services and
                                                                   Gables Corporate Accommodations

Gables-Tennessee Properties           Tennessee                    None

Gables Central Construction, Inc.     Texas                        None

Gables East Construction, Inc.        Georgia                      None

Alpha Insurance Agency, Inc.          Georgia                      None

Candlewood-Indian Creek Limited       Georgia                      None
     Partnership

Pin Oak Green                         Texas                        None

Pin Oak Park Apartments               Texas                        None

GRT Villas Limited Partnership        Texas                        None